UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 19, 2018

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Salisbury Bancorp, Inc.

(Exact name of registrant as specified in its charter)

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Connecticut (State of other jurisdiction of incorporation)	000-24751 (Commission File Number)	06-1514263 (IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut (Address of principal executive offices)	06039 (Zip Code)

Registrant’s telephone number, including area code: (860) 435-9801

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2018, Salisbury Bank and Trust Company (the “Bank”), the wholly-owned bank subsidiary of Salisbury Bancorp, Inc. (the “Company”), entered into a one year Change in Control Agreement with Peter Albero (the “Agreement”) which will automatically renew for additional one-year terms, unless either party elects not to renew the Agreement by providing notice of non-renewal to the other party at least thirty (30) days prior to the renewal date. In the event the Company or the Bank at any time during the term of the Agreement effects a transaction which would be a Change in Control (as defined in the Agreement) then the Agreement shall be automatically extended for twelve (12) months following the date a Change in Control occurs.

Pursuant to the Agreement, Mr. Albero is eligible to receive benefits subject to certain conditions set forth in the Agreement in the event that Mr. Albero is involuntarily terminated on or after a Change in Control for reasons other than Cause (as defined in the Agreement) (or due to his death or disability), or is voluntarily terminated for Good Reason (as defined in the Agreement) on or after a Change in Control. Such Change in Control benefits include a lump sum cash payment equal to one times Mr. Albero’s annual base salary in effect on his date of termination, or if greater, his average annual base salary rate for the twelve (12) months immediately prior to his termination date. In addition, Mr. Albero would be entitled to the continuation of current Bank provided dental, medical and life insurance coverage and other benefits as set forth in the Agreement for twelve (12) months. In no event will any compensation payable under the Agreement constitute an “excess parachute payment” under Section 280G or violate Section 409A of the Internal Revenue Code.

Payment of Change in Control benefits under the Agreement are conditioned upon Mr. Albero’s covenant to comply with non-compete, non-solicitation and non-disclosure provisions for a period of twelve (12) months following his termination of employment. Notwithstanding any provision in the Agreement, Mr. Albero will serve as an employee-at-will.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Salisbury Bancorp, Inc.

Date: January 22, 2018	By:	/s/ Richard J. Cantele, Jr.
Richard J. Cantele, Jr.
President and Chief Executive Officer